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                                                                    Exhibit 4.11


                JANUARY 1998 AMENDMENT TO THE CREDIT AGREEMENT
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  JANUARY 1998 AMENDMENT TO THE CREDIT AGREEMENT (this "Amendment"), dated as of
January 27, 1998, among Capital Reinsurance Company (the "Borrower"), various banks (the "Banks") and Deutsche Bank AG, New York Branch, as agent (the "Agent"). All capitalized terms defined in the hereinafter defined Credit Agreement shall have the same meaning when used herein unless otherwise defined herein.



                             W I T N E S S E T H:
                             - - - - - - - - - -


  WHEREAS, the Borrower, the Banks and the Agent entered into a Credit Agreement, dated as of January 27, 1994 (as amended to date, the "Credit Agreement");

  WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

  1.  Amendments to the Credit Agreement.  (a) The definition of "Loss Threshold
      ----------------------------------
Incurrence Date" in Section 1.01 of the Credit Agreement is hereby amended in its entirety to the following:

  "Loss Threshold Incurrence Date" shall mean the date on which the Borrower has Cumulative Losses during the relevant Commitment Period equal to the greater of (i) $210 million and (ii) 4.75% of the Average Annual Debt Service on the Covered Portfolio as of such date.


  (b) Section 1.01 of the Credit Agreement is hereby amended by addition of the following terms in proper alphabetical order:


  "Average Annual Debt Service" as of a specified date with respect to an Insured Obligation shall mean the applicable Retained Percentage times the sum of (i) the aggregate outstanding principal amount of such Insured Obligation and (ii) the aggregate amount of interest thereafter required to be paid on such Insured Obligation (giving effect to all mandatory sinking fund
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 payments or other regularly scheduled required redemptions, prepayments or other retirement of principal), divided by the number of whole and fractional years from the date of determination to the latest maturity date of such Insured Obligation, and as of a specified date with respect to the Covered Portfolio shall mean the sum of the Annual Average Debt Service as of such date of all Insured Obligations contained in the Covered Portfolio. In the event that an Insured Obligation bears interest at a variable rate, the interest thereon for purposes of the determination of Average Annual Debt Service shall be calculated at the rate employed by the Borrower to compute average annual debt service with respect to such Insured Obligation in accordance with its customary business practices.

  "Retained Percentage" of an Insured Obligation shall mean the percentage of risk assumed by the Borrower under Insurance Contracts with respect thereto minus the percentage of aggregate risk with respect to such Insurance Contracts that has been ceded by the Borrower to other Persons pursuant to a reinsurance agreement (whether facultative or treaty) or a similar arrangement.

  (c) The first sentence of Section 3.04 of the Credit Agreement is hereby amended in its entirety to read as follows:

 The expiration of the Commitments of the Banks shall be January 27, 2005 (the "Expiry Date"); provided, however, that before (but not earlier than 120 days nor later than 45 days before) each anniversary of the Effective Date, the Borrower may make a written request (an "Extension Request") to the Agent at its Notice Office and each of the Banks that the Expiry Date be extended by one calendar year.

  (d) The third sentence of Section 3.04 of the Credit Agreement is hereby amended in its entirety to read as follows:

 If, after the Agent's receipt of the Extension Request but prior to the anniversary of the Effective Date next occurring thereafter, any Bank agrees to the extension of the Expiry Date requested thereby in writing by so indicating on counterparts of the Extension Request and delivering such counterparts to the Agent and the Borrower, "Expiry Date" as to such Bank shall mean the

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 January 27 occurring in the calendar year next succeeding the Expiry Date then in effect, provided that (i) any failure by the Agent or a Bank to so notify the Borrower shall be deemed to be a disapproval by such Bank of the Borrower's Extension Request and (ii) the portion of the Commitment representing the Commitment of any Bank not so agreeing shall terminate on the Expiry Date as then in effect.

  2.  Representations and Warranties.  In order to induce the Banks and the
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Agent to enter into this Amendment, the Borrower hereby represents and warrants that:

  (a) no Default or Event of Default exists or will exist as of the date hereof and after giving effect to this Amendment; and

  (b) as of the date hereof, after giving effect to this Amendment, all representations, warranties and agreements of the Borrower contained in the Credit Agreement will be true and correct in all material respects.

  3.  GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE
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PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE
LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF.

  4.  Agreement Not Otherwise Amended.  This Amendment is limited precisely as
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written and shall not be deemed to be an amendment, consent, waiver or modification of any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein, or prejudice any right or rights which the Banks, the Agent or any of them now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Except as expressly modified hereby, the terms and provisions of the Credit Agreement shall continue in full force and effect. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to be a reference to the Credit Agreement as modified hereby.

  5.  Counterparts.  This Amendment may be executed in two or more counterparts,
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each of which shall be deemed an

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original, but all of which together shall constitute one and the same instrument.

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                        CAPITAL REINSURANCE COMPANY


                                        By
                                          ---------------------------
                                          Title:


                                        DEUTSCHE BANK AG, NEW YORK
                                          BRANCH, Individually and as
                                          Agent

                                        By
                                          ---------------------------
                                          Title:

                                        By
                                          ---------------------------
                                          Title:

Each of the participants named
 below hereby acknowledges
 and consents to the execution,
 delivery and effectiveness
 of this Amendment.


THE CHASE MANHATTAN BANK


By
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  Title:

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KREDIETBANK, N.V.


By
  ---------------------------
  Title:


By
  ---------------------------
  Title:


WESTDEUTSCHE LANDESBANK GIROZENTRALE,
 NEW YORK BRANCH


By
  ---------------------------
  Title:


By
  ---------------------------
  Title:

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